Exhibit 99.1

Rogers Corporation Welcomes Michael Webb as New Senior Vice President and Chief Administrative Officer

Chandler, Arizona, April 13, 2023: Rogers Corporation (NYSE:ROG) (“Rogers”), announced that Michael Webb has joined the company as Senior Vice President and Chief Administrative Officer. He will be responsible for Global Human Resources and Corporate Development.
Mike joins Rogers from Nutrien Ltd, where he served as Chief Human Resources Officer and Chief Administrative Officer. Mike also led Nutrien’s Global Retail organization in 2021 until a permanent leader was confirmed.
Prior to joining Nutrien, Mike spent over 15 years in financial services working in Hong Kong, Singapore, India, UAE, Saudi Arabia, and Canada. During this time, he was responsible for large, complex human resources functions.
“We are pleased to welcome Mike to Rogers. His years of experience in multinational corporations and his proficiency in a breadth of business management disciplines will be highly valuable to Rogers as we execute on our growth plans,” said Colin Gouveia, Rogers’ President and Chief Executive Officer. “We look forward to benefiting from his proven leadership in Human Resources, including employee-centered programs such as Diversity, Equity and Inclusion, as well as his expertise in corporate development and strategy.”
“I am thrilled to join Rogers, a clear global leader in advanced materials-based technologies, to help drive the next phase of the strategic plan with Colin and the leadership team,” said Mike. “I look forward to helping strengthen the company’s capabilities to attract, retain and develop the people and expertise to execute our growth initiatives in support of our customers globally.”

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements regarding our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation or risks arising from the terminated DuPont Merger; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Media Contact:
Amy Kweder
Director, Corporate Communications
Phone: 480.203.0058
Email: amy.kweder@rogerscorporation.com

Investor Contact:
Steve Haymore
Director, Investor Relations
Phone: 480.917.6026
Email: stephen.haymore@rogerscorporation.com
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